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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ST. JOHN KNITS, INC.
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               (Name of Registrant as Specified in its Charter)



                                Not Applicable
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:


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                          NON-CASH ELECTION GUIDELINES
                          ----------------------------

1. Merger Consideration
   --------------------

   . Each St. John shareholder has the right to elect to receive in exchange for each share of St. John common stock either

          (i)  $30 in cash or

          (ii) one share of St. John Knits International ("SJKI") common stock.

2. Proration Factors
   -----------------

   . Only 456,047 shares of SJKI common stock will be issued in the acquisition merger.

   .  If St. John shareholders elect to receive, in the aggregate,

      (i)  less than 456,047 shares of SJKI common stock, then the balance
           ---------
           of the 456,047 shares will be allocated among shares for which no election to receive SJKI common stock was made; or

      (ii) more than 456,047 shares of SJKI common stock, then the 456,047
               ---------
           shares will be allocated pro rata among all St. John shareholders who have elected to receive shares of SJKI common stock.

3. At least $29.10 in Cash
   -----------------------

   . If a St. John shareholder does not elect to receive shares of SJKI common stock, such St. John shareholder will receive at least $29.10 in cash for
                                                    --------
      each share of St. John common stock such St. John shareholder holds.

   . For example, if no St. John shareholder elects to receive stock in the acquisition merger, each St. John shareholder will receive for each share of St. John common stock a combination of $29.10 in cash and .03 of a share of SJKI common stock.

4. Form of Non-Cash Election
   -------------------------

   . St. John shareholders of record on the record date can elect to receive shares of SJKI common stock by submitting a completed Form of Non-Cash Election to the Exchange Agent. However, as a result of the above described proration procedures, submitting such Form of Non-Cash Election will not necessarily guarantee that an electing St. John shareholder will receive shares of SJKI common stock for all of his or her shares of St. John common stock.

   . If a St. John shareholder does not wish to elect to receive any shares of SJKI common stock, he or she should not submit a Form of Non-Cash Election
                                   ----------
      at all.

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5. Shares Held in Street Name
   --------------------------

   . If shares are held in street name through a broker, the broker may mail to beneficial owners a form of non-cash election that may differ in form, but not in substance, to St. John's standard Form of Non-Cash Election. Beneficial owners must advise their brokers if they wish to elect to receive shares of SJKI common stock.

6. Where to Get Forms of Non-Cash Election
   ---------------------------------------

   . St. John shareholders can get Forms of Non-Cash Election by calling D.F. King & Co., Inc., the Proxy Solicitor, at 1-800-859-8511.

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